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                                  EXHIBIT 21
                        SUBSIDIARIES OF THE REGISTRANT


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NAME OF SUBSIDIARY                                 JURISDICTION OF INCORPORATION
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Rich Coast Resources, Inc.                         Michigan
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Rich Coast Oil, Inc.                               Michigan
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Rich Coast Pipeline, Inc.                          Michigan
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Waste Reduction Systems, Inc.                      Michigan
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